EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 13, 2002 included in this Form 10-K of Bitstream Inc. into the Company’s previously filed Registration Statements on Form S-8, File No. 333-36789 and 333-72316.

/s/ Arthur Andersen LLP

Boston, Massachusetts

March 28, 2002